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                              AMENDED AND RESTATED
                                 PROMISSORY NOTE


                  THIS AMENDED AND RESTATED PROMISSORY NOTE (the "Note") is made by the undersigned Patricio E. Northland (the "Executive"), in favor of AT&T Latin America Corp., a Delaware corporation ("Employer"), as of November 27, 2001.

                  The Executive hereby amends and restates that initial Promissory Note dated as of January 26, 2001, executed by the Executive for the principal sum of $9,408,825.78 in favor of the Employer (the "Original Note") as set forth below.

                  FOR VALUE RECEIVED, the Executive, hereby promises to pay the Employer, the principal amount of nine million four hundred eight thousand eight hundred and twenty-five dollars and seventy-eight cents ($9,408,825.78), in lawful money of the United States of America and in immediately available funds on March 1, 2010 (the "Stated Maturity Date"), together with interest pursuant to Section 2 of this Note. The principal sum of $9,408,825.78 may be adjusted from time to time as provided below, as follows:

                  1. REPAYMENT OF PRINCIPAL. The entire unpaid principal balance of this Note shall be due and payable, together with all interest and other charges due hereunder, on the Stated Maturity Date, unless the Note becomes due and payable pursuant to Sections 5 through 7 of this Note.

                  2. INTEREST. Interest shall accrue on the principal and accrued but unpaid interest from the date of the Original Note at 5.41% per annum, semi-annual compounding. Interest shall not be currently payable hereunder, but shall be due, together with additional accrued interest thereon, on the stated Maturity Date or, if earlier, when the Note becomes payable pursuant to Sections 5 through 7 hereof.

                  If any payment which is to be made hereunder is not paid when due, such payment shall bear interest, payable on demand, at a rate per annum equal to the rate set forth above plus one percent (1%), but not to exceed the maximum amount permitted by law.



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                  If the payment of principal or interest on this Note becomes payable on a Saturday, Sunday or a day on which Employer is to be closed, then such payment shall be extended to the next succeeding business day with no additional interest due.

                  3. USE OF FUNDS. Executive acknowledges that the funds advanced pursuant to the Original Note were used to pay-off Executive's obligations to Citicorp USA, Inc. under that certain Demand Note (the "Note"), dated January 21, 2000, executed by Executive in favor of Citicorp USA, Inc.

                  4. VOLUNTARY PREPAYMENTS. Interest and principal on this Note may be prepaid in whole or in part at any time without premium or penalty, but with interest on the amount being prepaid through the date of prepayment, with written notice to Employer received one (1) business day prior to such prepayment specifying the amount of prepayment. Partial prepayments of principal shall be in whole multiples of $1,000.

                  5. MANDATORY PREPAYMENT. In the event Employer terminates Executive's employment for "Cause", or Executive voluntarily terminates his employment other than for "Good Reason", this Note shall automatically become due and payable, and Executive shall be required to prepay the outstanding principal balance of this Note in full, together with any accrued but unpaid interest thereon, on the date that is no later than thirty (30) days after the occurrence of such termination of employment. For purposes of this Note, the terms "Cause" and "Good Reason" shall have the meanings given in the Employment Agreement, dated as of November 1, 1999, between Executive and Employer.

                  6. MANDATORY PREPAYMENT IN CONNECTION WITH SALE OF STOCK. Executive hereby covenants and agrees that if Executive shall sell, transfer or otherwise dispose of any shares of the Class A common stock of the Employer ("Stock;" any such dispositions is referred to as a "Stock Sale"), to any person, then Executive shall be obligated to, within seven (7) days after Executive's receipt of the proceeds of such Stock Sale, prepay this Note by an amount equal to the proceeds of such Stock Sale (less any taxes that are or will be payable as a result of such Stock Sale) multiplied by a fraction, the numerator of which shall be the number of shares of Stock sold, transferred or otherwise disposed of in such Stock Sale and the denominator of which shall be 800,000, which amount shall be automatically due and payable under this Note on such date; provided, however, that the foregoing amount shall not exceed the amount then remaining unpaid under this Note. Such prepayment(s) shall be without penalty, but with interest on the amount required to be prepaid through the date of prepayment. After any such mandatory prepayment the remaining unpaid balance of this Note shall continue to bear interest and be payable in accordance with this Note. Executive covenants and agrees to notify Employer immediately in writing if Executive sells, transfers or otherwise disposes of any shares of Stock.



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                  7. DEFAULTS. If any of the following events shall occur: (1)
Executive fails to make the mandatory prepayment required under paragraphs 5 or 6 of this Note in accordance with the provisions of said paragraphs, or (2) any Event of Default under the Amended and Restated Security Agreement dated as of November 27, 2001 by and between the Executive and the Employer, then, at the option of Employer, this Note and all other obligations of Executive shall become due and payable forthwith, upon declaration to that effect by Employer, with notice to Executive, anything contained herein or in any other document, instrument or agreement to the contrary notwithstanding. This Note shall become immediately and automatically due and payable, without presentment, demand, protest or notice of any kind, upon the commencement by or against Executive of a case or proceeding under any bankruptcy, insolvency or other law relating to the relief of debtors, the readjustment, composition or extension of indebtedness or reorganization or liquidation.

                  8. FORGIVENESS OF NOTE. The Employer shall forgive this Note and Executive shall be released of all his obligations under this Note in the event that (i) Employer terminates Executives employment for reason other than "Cause," or (ii) Executive terminates his employment with the Employer for "Good Reason," in each case, as of the date of such termination.

                  9. PLEDGE OF SECURITY; FULL RECOURSE. As security for the full and timely payment of this Note, Executive hereunder pledges and grants to Employer a security interest in the 800,000 shares of Class A common stock of the Employer (the "Pledged Stock") that were received by Executive in connection with the merger of FirstCom Corporation into a wholly-owned subsidiary of the Employer in exchange for shares of FirstCom Corporation common stock purchased by Executive pursuant to the Restricted Stock Purchase Agreement, dated as of October 31, 1999, between the Executive and FirstCom Corporation. In the event of any default in the payment of this Note, Employer shall have and may exercise any and all remedies available at law or in equity with respect to the Pledged Stock. Employer will work in good faith with the Executive to release shares of Pledged Stock that the Executive proposes to sell or otherwise dispose of in a Stock Sale in a manner that will facilitate such proposed sale or other disposition while protecting the legitimate interests of Employer.

                  Notwithstanding the foregoing, Executive acknowledges that this Note is a full recourse note and that Executive is liable for full payment of this Note without regard to the value at any time or from time to time of the Pledged Stock.

                  10. NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in this Note shall be deemed to confer on Executive any right to continue in the employ of Employer or any of its subsidiaries, or to interfere with or limit in any way the right of Employer or any such subsidiary to terminate such employment at any time.



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                  11. COSTS. The party prevailing in any dispute regarding
Employer's collection of this Note, enforcement of the obligations of Executive hereunder or the administration, supervision, preservation or protection of Employer's rights in connection herewith shall be entitled to reimbursement on demand of all reasonable costs and expenses in connection therewith, including, but not limited to, reasonable attorneys' fees and expenses.

                  12. GOVERNING LAW. THE PROVISIONS OF THIS NOTE SHALL BE CONSTRUED AND INTERPRETED AND ALL RIGHTS AND OBLIGATIONS HEREUNDER DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

                  13. ADVICE OF COUNSEL. Executive acknowledges that he has had the opportunity to obtain the advice of counsel of his own choosing in entering into this Note and the transactions contemplated hereby. Executive is fully aware of the contents of this Note and its legal effect and is entering into this Note without threat, coercion, fraud or duress of any kind. Executive is not relying on any representation, statement, warranty of any party regarding this Note or the transaction contemplated hereby.

                  14. COUNTER-CLAIMS, SET-OFF. Executive waives the right to interpose any counterclaim or set-off of any kind in any litigation relating to this Note or the transaction contemplated hereby.

                  15. ASSIGNMENT. This Note shall be assignable in full or in part by Employer without the consent of Executive. No obligation or rights of Executive hereunder can be assigned or transferred without the prior written consent of Employer.

                  16. NO WAIVER; CUMULATIVE REMEDIES. No failure on the part of Employer to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as waiver thereof, nor shall any single or partial exercise by Employer of any right, remedy or power hereunder preclude any other or future exercises of any other right, remedy or power.

                  Each and every right, remedy and power hereby granted to Employer or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by Employer from time to time.

                  17. SEVERABILITY. Every provision of this Note is intended to be severable; if any term or provision of this Note shall be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.



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                  18. HEADINGS. The section headings in this Note are for
convenience only and are not intended to affect the construction of the provisions of this Note.



WITNESS                                     Executive



By:/s/ Christopher W. Carrion                  /s/ Patricio E. Northland
   -------------------------                  ---------------------------
Name: Christopher W. Carrion                   Patricio E. Northland



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